Exhibit (d)(10)(ii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

ING EQUITY TRUST

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class A	Class B	Class C	Class I	Class O	Class R	Class R6	Class W
ING Large Cap Value Fund[1,2] Initial Term Expires October 1, 2009 Initial Term for Class W Expires October 1, 2010 Initial Term for Class R Expires October 1, 2012 Initial Term for Class O Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014	1.25%	2.00%	2.00%	1.00%	1.25%	1.50%	0.78%	1.00%
ING Mid Cap Value Fund Initial Term Expires October 1, 2012	N/A	N/A	N/A	0.90%	N/A	N/A	N/A	N/A

_/s/_HE___
HE

Date Last Amended: May 31, 2013 to add Class R6 for ING Large Cap Value Fund.

*

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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1

Class O Shares of ING Large Cap Value Fund effective January 28, 2013.  The Initial Term for Class O Shares of ING Large Cap Value Fund expires October 1, 2014.

2

Class R6 Shares of ING Large Cap Value Fund effective May 31, 2013.  The Initial Term for Class R6 Shares of ING Large Cap Value Fund expires October 1, 2014.